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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Koger Equity, Inc. on Form S-3 of our report dated June 1, 2004 appearing in the Current Report on Form 8-K/A of Koger Equity, Inc. dated April 2, 2004.


/s/ DELOITTE & TOUCHE LLP


West Palm Beach, Florida
June 1, 2004
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Koger Equity, Inc. on Form S-3 of our report dated March 5, 2004 appearing in the Annual Report on Form 10-K of Koger Equity, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement


/s/ DELOITTE & TOUCHE LLP


West Palm Beach, Florida
June 1, 2004